Exhibit 1.1
POTASH CORPORATION OF SASKATCHEWAN INC.
UNDERWRITING AGREEMENT
Debt Securities
     1. Introductory. Potash Corporation of Saskatchewan Inc., a corporation continued and existing under the laws of Canada (the “Company”), proposes to issue and sell from time to time certain of its unsecured debt securities (the “Registered Securities”) registered under the registration statement referred to in Section 2(a). The Registered Securities will be issued under an indenture, dated as of February 27, 2003 (the “Indenture”), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.
          The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities”. The firm or firms that agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(b), 5(c) and 7 and the second sentence of Section 3), shall mean the Underwriters.
     2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:
          (a) Registration Statement Effective. An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-     ) in respect of the Offered Securities has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission on or prior to the date of any Terms Agreement referred to in Section 3, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered Securities filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act prior to the filing of the Prospectus is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding the Form T-1 and including any information in a prospectus or prospectus supplement relating to the Offered Securities that is filed with the Commission and deemed or retroactively deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement (“430B Information”), each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented (including by a Preliminary Prospectus) immediately prior to the Applicable Time (as defined in any Terms Agreement referred to in Section 3), is hereinafter called the “Statutory Prospectus”; the form of the final prospectus relating to the Offered Securities that discloses the public offering price and other 430B Information and other final terms of the Offered Securities and otherwise satisfies the requirements of Section 10(a) of the Securities Act, filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Statutory Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to the Terms Agreement is hereinafter referred to as a “General Use Issuer Free Writing Prospectus”; any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act is hereinafter referred to as a “Issuer Free Writing Prospectus”; and any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus is hereinafter referred to as a “Limited Use Issuer Free Writing Prospectus”.
          (b) Registration Statement and Prospectus Not Misleading. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (i) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), and the rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) at the Applicable Time, the Registration Statement conforms, and any further amendments to the Registration Statement will conform, in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder, and does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading and (iii) the Prospectus, and any further amendments or supplements to the Prospectus will conform (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the closing date with respect to the Offered Securities, in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.
          (c) General Disclosure Package. For the purposes of this Agreement, the “Applicable Time” is the time set forth in the applicable Terms Agreement referred to in Section 3; as of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus identified in Schedule B to the Terms Agreement attached hereto (which is the most recent Statutory Prospectus distributed to investors generally) and any other documents listed or information stated in Schedule B to the Terms Agreement attached hereto to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”) or (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
          (d) Documents Incorporated by Reference. The documents incorporated by reference in the Statutory Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.
          (e) Taxation. Subject to the assumptions, limitations, qualifications and conditions set forth therein, the statements made in the General Disclosure Package and the Prospectus under the heading “Canadian Federal Income Tax Considerations”, insofar as they relate to matters of Canadian federal income tax law, constitute a fair summary of the matters so discussed and applicable to the holders of Offered Securities described therein.
          (f) Incorporation of the Company. The Company has been continued and is an existing corporation under the laws of Canada, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified or registered to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise (a “Material Adverse Effect”).
          (g) Organization of Subsidiaries. Each material subsidiary of the Company is set forth on Schedule A hereto (each, a “Subsidiary”). Each Subsidiary is a corporation or limited partnership duly incorporated or organized, as the case may be, existing in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and each Subsidiary is duly qualified or registered to do business as a foreign corporation or limited partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary is owned directly or indirectly by the Company free from liens, encumbrances and defects incurred or arising otherwise than in the ordinary course of business.
          (h) Authorization of Indenture and Offered Securities. The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as defined below), such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform in all material respects to the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Prospectus and the Indenture, and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (i) No Consents. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws or the securities laws of any jurisdiction outside the United States in which the Offered Securities are offered and sold.
          (j) No Breach or Default. The execution, delivery and performance by the Company of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof by the Company will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or acceleration of payment under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or any material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, or the charter or by-laws of the Company or any Subsidiary.
          (k) Authorization of Terms Agreement. The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.
          (l) Properties. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets described in the General Disclosure Package and the Prospectus as being owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except to the extent that the failure to hold any such title would not have a Material Adverse Effect; and, except as disclosed in the General Disclosure Package and the Prospectus, the Company and the Subsidiaries hold any leased real or personal property described in the General Disclosure Package and the Prospectus as being leased by them under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them, except to the extent that the failure so to hold any such leased property would not individually or in the aggregate have a Material Adverse Effect.
          (m) Permits. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and the Subsidiaries possess adequate certificates, approvals, licenses, franchises, authorizations or permits (collectively, “Permits”) issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to have any such Permit would not individually or in the aggregate have a Material Adverse Effect; and, except as disclosed in the General Disclosure Package and the Prospectus, the Company and the Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
          (n) Labor. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened that would have a Material Adverse Effect.
          (o) Intellectual Property. The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) presently employed by them or necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
          (p) Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance required to be remediated under any Environmental Laws, or, to the Company’s knowledge, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim under any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and, except as disclosed in the General Disclosure Package and the Prospectus, the Company is not aware of any pending investigation that would be likely to lead to such a claim. In addition, based upon the Company’s reviews, conducted in the ordinary course of its business, of the effect of Environmental Laws on the business and operations of the Company and the Subsidiaries, the Company has reasonably concluded that, except as disclosed in the General Disclosure Package and the Prospectus, the costs and liabilities under Environmental Laws currently in effect (including, without limitation, any capital or operating expenditures required for clean-up, closure or rehabilitation of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and potential liabilities to third parties) would not, individually or in the aggregate, have a Material Adverse Effect.
          (q) No Material Litigation. Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened.

          (r) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with accounting principles generally accepted in Canada applied on a consistent basis throughout the periods presented, except as otherwise noted therein; and any schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements have also been reconciled to accounting principles generally accepted in the United States in accordance with the requirements of the Securities Act and the rules and regulations thereunder.
          (s) No Material Adverse Change. Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise; and, except as disclosed or contemplated in the General Disclosure Package and the Prospectus, and other than the Company’s ordinary quarterly dividends, there has been no other dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
          (t) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus and the General Disclosure Package, will not be an “investment company’’ as defined in the Investment Company Act of 1940.
          (u) Internal Controls and Compliance with the Sarbanes-Oxley Act. There is no failure on the part of the Company, its subsidiaries or the Company’s Board of Directors to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the New York Stock Exchange. The Company has devised and established and maintains the following, among other, internal controls (without duplication): (x) a system of “internal accounting controls” as contemplated by Section 13(b)(2)(B) of the Exchange Act and (y) “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in Canada and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such internal controls are overseen by the Audit Committee of the Board in all material respects in accordance with the rules and regulations under the Exchange Act. Except as disclosed in the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          The Company employs disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding disclosure.

          (v) Well-Known Seasoned Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and (ii) at the date of the Terms Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Securities Act, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, all as described in Rule 405. (A) At the time of the initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Securities in reliance on the exemption provided by Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
          (w) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Lead Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Lead Underwriter, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Lead Underwriter of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement (the “Terms Agreement”) at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms that will be the Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and the Company agree as the time for delivery and payment, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than

Contract Securities (as defined below) for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.
          On the Closing Date, the Company will pay, as an underwriting fee in respect of the public distribution of the Offered Securities, to the Underwriters, the fee set forth in the Terms Agreement (the “Underwriting Fee”). Such Underwriting Fee may be paid by the Company to the Underwriters by setting off the Underwriting Fee payable by the Company to the Underwriters against the amount payable by the Underwriters to the Company as the purchase price for the Offered Securities.
          If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advises the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount of Contract Securities.
          If the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.
          Each Underwriter agrees that it will not offer or sell, directly or indirectly, any of the Offered Securities in any jurisdiction where such offer or sale is not permitted. Each Underwriter further agrees that it will not (i) offer or sell, directly or indirectly, any Offered Securities in Canada or any province or territory thereof in contravention of the securities laws of Canada or any province or territory thereof or (ii) distribute any material related to the Offered Securities in Canada in contravention of the securities laws of Canada or any province or territory thereof.
     4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:
          (a) File Prospectus. The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Terms Agreement.
          (b) Amendments to Registration Statement or Prospectus. The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement, the Base Prospectus, the Statutory Prospectus or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
          (c) Term Sheet. The Company will prepare a final term sheet relating to the Offered Securities containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Lead Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433 under the Securities Act, it being understood that any such free writing prospectus referred to in clause (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
          (d) Material Changes. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption provided by Rule 172 under the Securities Act would be) required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Lead Underwriter’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
          (e) Delivery of Earnings Statement. As soon as practicable, but not later than 16 months after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of such Terms Agreement and satisfying the provisions of Section 11(a) and Rule 158 under the Securities Act.
          (f) Delivery of Registration Statement and Prospectus. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the reasonable expenses of printing and distributing to the Underwriters all such documents; provided that, if any Underwriter is required to deliver a Prospectus in connection with sales of Offered Securities at any time nine months or more after the date of the Prospectus with respect thereto, the cost of such Prospectus shall be at the expense of such Underwriter.
          (g) Qualification of Offered Securities. The Company will cooperate with the Representatives and with counsel for the Underwriters in connection with the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Lead Underwriter may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now subject or to subject itself to taxation as doing business in any such jurisdiction.
          (h) Expenses. The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), any filing fees or other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Lead Underwriter may reasonably designate and the printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, any applicable filing fee incident to the review by the Financial Industry Regulatory Authority of the Registered Securities, any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities, expenses incurred in distributing the Prospectus, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters and expenses incurred for preparing, printing and distributing each Issuer Free Writing Prospectus to investors or prospective investors.
          (i) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, under the laws of Canada, including any interest and penalties payable thereon, payable by the Underwriters on the creation, issue and sale of the Offered Securities to the Underwriters as contemplated hereby and on the execution and delivery of the Terms Agreement. All payments to be made by the Company to the Underwriters hereunder shall be made without withholding or deduction for or on account of any present or future taxes under Part XIII of the Income Tax Act (Canada), unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In the event and to the extent the Underwriters cannot claim or otherwise take advantage of a tax credit, refund or exemption for Canadian tax withheld, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
          (j) Lock-up. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for the period, if any, specified in the Terms Agreement.
          (k) Use of Proceeds. The Company expects to apply the net proceeds from the sale of the Offered Securities substantially in accordance with the description set forth in the Prospectus and the Statutory Prospectus.

5.	Free Writing Prospectus. (a)(i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 4(c) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;
     (ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Offered Securities containing customary information and conveyed to purchasers of Offered Securities, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; and
     (iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule B to the Terms Agreement;
          (b) The Company has complied and will comply with the requirements of Rule 433 and Rule 164 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Statutory Prospectus or the Prospectus or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives, will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter such amended or supplemented Issuer Free Writing Prospectus; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
          (a) Auditors’ Comfort Letter. On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and stating to the effect that:
     (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

     (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included in the General Disclosure Package and the Prospectus;
     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) the unaudited financial statements, if any, and any summary of earnings included in the General Disclosure Package or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with accounting principles generally accepted in Canada;
     (B) if any unaudited “capsule” information is contained in the General Disclosure Package or the Prospectus, the unaudited consolidated sales, operating income, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;
     (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package and the Prospectus; or
     (D) for the period from the closing date of the latest income statement included in the General Disclosure Package and the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated sales, operating income or net income;
except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the General Disclosure Package and the Prospectus disclose have occurred or may occur or which are described in such letter; and
     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the General Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus (other than any Free Writing Prospectus that is a “bona fide electronic road show” as defined in Rule 433(h) under the Securities Act) (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
All financial statements and schedules included in material incorporated by reference into the Statutory Prospectus and the Prospectus shall be deemed included in the Statutory Prospectus and the Prospectus for purposes of this subsection.
          (b) Prospectus Filed; No Stop Order. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act and within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) of this Agreement. The final term sheet contemplated by Section 4(c) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.
          (c) No Material Adverse Change. Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise that, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or The Toronto Stock Exchange or any setting of minimum prices for trading on such exchanges, or any suspension of trading of any securities of the Company on the New York Stock Exchange or The Toronto Stock Exchange; (iv) any banking moratorium declared by U.S. Federal, New York or Canadian Federal authorities; or (v) any outbreak or escalation of major hostilities in which the United States or Canada is involved, any declaration of war by Congress or the Government of Canada or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
          (d) Opinion of Canadian and U.S. Counsel to the Company. The Representatives shall have received an opinion, dated the Closing Date, of Stikeman Elliott LLP, Canadian counsel to the Company, substantially in the form included as Exhibit A, and an opinion, dated the Closing Date, of Jones Day, United States counsel to the Company, substantially in the form included as Exhibit B.
          (e) Opinion of Canadian Tax Counsel to the Company. The Representatives shall have received an opinion, dated the Closing Date, of Canadian tax counsel to the Company, to the effect that, subject to the assumptions, limitations, qualifications and conditions set out therein, the statements made in the Prospectus relating to Canadian federal income tax laws under the heading “Canadian Federal Income

Tax Considerations” in the prospectus supplement, insofar as they relate to matters of Canadian federal income tax law, constitute a fair summary of the matters so discussed and applicable to the holders of Offered Securities described therein.
          (f) Opinion of United States Tax Counsel to the Company. The Representatives shall have received an opinion, dated the Closing Date, of United States tax counsel to the Company, to the effect that, subject to the assumptions, limitations, qualifications and conditions set out therein, the statements made in the Prospectus under the heading “United States Federal Income Tax Considerations” in the prospectus supplement, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Offered Securities.
          (g) Opinion of Counsel to the Underwriters. The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (h) Officers’ Certificate. The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state on behalf of the Company that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise, except as set forth in or contemplated by the Registration Statement, the Statutory Prospectus or the Prospectus or as described in such certificate.
          (i) Bring-down Auditors’ Comfort Letter. The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.
          The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.
     7. Indemnification and Contribution. (a) Indemnification of the Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or

(ii) any untrue statement or alleged untrue statement of any material fact contained in the Base Prospectus, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.
          (b) Indemnification of the Company by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Base Prospectus, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.
          (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party. It is understood that the indemnifying party shall, in connection with any one action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests. The indemnifying party shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, which consent shall not be unreasonably withheld.
          (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) Obligations in Addition to Other Liabilities. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.
     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than because of the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, Tel.: (306) 933-8500, Fax: (306) 652-2699, Attention: Chief Financial Officer.

     11. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
     12. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.
     13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     14. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws.
     15. Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the United States federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of six years from the date of the Terms Agreement.
     16. Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter thereunder, the Company agrees, as a separate and independent obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter thereunder, such Underwriter agrees to pay promptly to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter thereunder.

SCHEDULE A
Subsidiaries
[To come]

SCHEDULE B
POTASH CORPORATION OF SASKATCHEWAN INC.
TERMS AGREEMENT
Debt Securities
[Date]
To: The Underwriters identified herein
Ladies and Gentlemen:
     The undersigned Potash Corporation of Saskatchewan Inc. (the “Company”) agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement attached hereto as Exhibit I (the “Underwriting Agreement”), the following securities (the “Offered Securities”) on the following terms:
     Title:
     Principal Amount:
     Interest:
     Maturity:
     Optional Redemption:
     Listing:
     Delayed Delivery Contracts:
     Lock-up Period (pursuant to Section 4(j) of the Underwriting Agreement):
     Underwriting Fee:     % of principal amount.
     Payment by Underwriters:       % of principal amount, plus accrued interest, if any, from              , 20       .
     Expected Reoffering Price:      % of principal amount, subject to change by the Representatives.
     Applicable Time:      :00 [a.m.][p.m.] (Eastern Time) on the date of this Terms Agreement.
     Final Term Sheet:      The Company will prepare and file a final term sheet relating to the Offered Securities as contemplated in Section 4(c) of the Underwriting Agreement.

     Closing:      :00 [a.m.][p.m.] (Eastern Time) on      , 20    , at the offices of                , in Federal (same day) funds.
     Settlement and Trading:
     Lead Underwriter:
     Representatives:
     The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.
     The provisions of the Underwriting Agreement form a part hereof.
     The Offered Securities will be made available for checking and packaging at the offices of                 at least 24 hours prior to the Closing.
     For purposes of Sections 2, 5 and 7 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the General Disclosure Package or the Prospectus consists of:

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Potash Corporation of Saskatchewan Inc.

By:

Name:
Title:

By:

Name:
Title:
The foregoing Terms Agreement is hereby confirmed
and accepted as of the date first above written.

By:

on behalf of itself and as representative
of the several Underwriters
Name:
Title:

SCHEDULE A TO TERMS AGREEMENT

Underwriter	Principal Amount

Total

SCHEDULE B TO TERMS AGREEMENT
(referred to in Sections 2 and 5 of the Underwriting Agreement)
1.	Statutory Prospectus included in the General Disclosure Package
     1. Base Prospectus, dated           , 20       , as supplemented by the Preliminary Prospectus Supplement, dated           , 20          .
2.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)
     “General Use Issuer Free Writing Prospectus” includes each of the following documents:
     1. Final term sheet, dated            , 20      , a copy of which is attached hereto.
3.	Other Information included in the General Disclosure Package
     The following information is also included in the General Disclosure Package:
     1. Electronic road show

ANNEX I
DELAYED DELIVERY CONTRACT
Debt Securities
[Date]
POTASH CORPORATION OF SASKATCHEWAN INC.
Ladies and Gentlemen:
     The undersigned hereby agrees to purchase from Potash Corporation of Saskatchewan Inc., a company incorporated under the laws of Canada (the “Company”), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on            , 20       (the “Delivery Date”),
$
principal amount of the Company’s      % [Notes] due       (the “Securities”), offered by the Company’s Prospectus dated        and a Prospectus Supplement dated        relating thereto, receipt of copies of which is hereby acknowledged, at         % of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract (this “Contract”).
     Payment for the Securities that the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer (as specified by the Company) to an account designated by the Company, at the office of                 at       a.m. on the Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.
     It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract, except for purposes of determining the original date of issue under Section 10.08 of the Indenture which the parties hereto acknowledge is the Delivery Date; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.
     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

     This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
     It is understood that the acceptance of any such Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.
[signature page follows]

Yours very truly,

(Name of Purchaser)

By

(Name of Signatory)

(Title of Signatory)

(Address of Purchaser)
Accepted, as of the above date.
POTASH CORPORATION OF SASKATCHEWAN INC.
By
     [Insert Title]